Exhibit 99.2

DOLLAR TREE TO PRESENT AT THE FBR 2007 GROWTH CONFERENCE

CHESAPEAKE, Va. – May 25, 2007 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the Friedman, Billings, Ramsey & Co., Inc. 2007 Growth Conference being held on May 30 – 31, 2007, at The Grand Hyatt New York, in New York City.  Dollar Tree’s presentation is scheduled for Thursday, May 31, at approximately 9:00 am EDT.  Kent Kleeberger, CFO, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the FBR Growth Conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight Thursday, June 7, 2007.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com

Return to Form 8K